UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     Cash Bonus Awards.
On February 20, 2018, the Compensation Committee of Blackhawk Network Holdings, Inc. (the “Company”) approved the eligible participants, award amounts and performance criteria for its 2018 corporate performance bonus program. The Company’s 2018 corporate performance bonus program is structured pursuant to the cash-performance award provisions of the Company’s 2013 Equity Incentive Award Plan. The Company’s named executive officers are eligible to earn, vest in, and receive cash bonuses based on the attainment of an adjusted pre-tax income objective during the Company’s 2018 fiscal year running from December 31, 2017 through December 29, 2018. The target awards amounts for the named executive officers are as follows:

Executive	Target Bonus
Talbott Roche	125% of base salary
Charles O. Garner	80% of base salary
William Tauscher	80% of base salary
David Tate	80% of base salary
Kirsten Richesson	40% of base salary
Sachin Dhawan	80% of base salary

Actual bonus payments under the program may range from 50% to 160% of such target bonus amounts based on achievement of minimum, target and maximum goals during fiscal year 2018 and are subject to the executive’s continued service through the date of payment. Furthermore, bonus amounts are subject to the Compensation Committee’s authority to exercise negative discretion to reduce the amounts payable. If the Company does not achieve the minimum goal of the performance criteria applicable to the executive, then no bonus will be payable to the executive under the 2018 corporate performance bonus program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Kirsten Richesson
	Name:	Kirsten Richesson
	Title:	General Counsel and Secretary